CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated January 27, 1995, with respect to the consolidated financial statements of First Merchants Bancorp, Inc. included as Exhibit 13(b) in the Annual Report (Form 10K) of City Holding Company for the year ended December 31, 1994.


                    /s/ Ernst & Young, LLP


Charleston, West Virginia
March 29, 1995